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Exhibit 7.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IN AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK (Jurisdiction of Incorporation or organization if not a U.S. national bank)	13-4941247 (I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK (Address of principal executive offices)	10005 (Zip Code)

Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250-0677
(Name, address and telephone number of agent for service)

ENBRIDGE INC.
(Exact name of obligor as specified in its charter)

Canada (Province or Other Jurisdiction of Incorporation or Organization)	4923 (Primary Standard Industrial Classification Code Number (if applicable))	None (I.R.S. Employer Identification Number (if applicable))

3000, 425 - 1st Street S.W.
Calgary, Alberta, Canada T2P 3L8
Telephone Number: (403) 231-3900
(Address and telephone number of Registrant's principal executive offices)

Chris Kaitson
Enbridge (U.S.) Inc.
1100 Louisiana, Suite 3300
Houston, Texas 77002
Telephone Number: (713) 650-8900
(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Debt Securities

Item 1. General Information.

        Furnish the following information as to the trustee.

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY
  (b)
  Whether it is authorized to exercise corporate trust powers.
  Yes.

Item 2. Affiliations with Obligor.

        If the obligor is an affiliate of the Trustee, describe each such affiliation.

        Not Applicable

Item 3.-15.    Not Applicable

Item 16.    List of Exhibits.

Exhibit 1 —	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 — Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.
Exhibit 2 —	Certificate of Authority to commence business — Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.
Exhibit 3 —	Authorization of the Trustee to exercise corporate trust powers — Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.
Exhibit 4 —

Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business — Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 —	Not applicable.
Exhibit 6 —	Consent of Bankers Trust Company required by Section 321(b) of the Act. — business — Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.
Exhibit 7 —	The latest report of condition of Deutsche Bank Trust Company Americas dated as of March 31, 2013. Copy attached.
Exhibit 8 —	Not Applicable.
Exhibit 9 —	Not Applicable.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 6th day of June, 2013.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Carol Ng Name: Carol Ng Title: Vice President

 FFIEC 031

RC-1

DEUTSCHE BANK TRUST COMPANY AMERICAS

Legal Title of Bank

NEW YORK

City

NY                        10005

State                              Zip Code

FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks
and Savings Associations for March 31, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril / Bil / Mil / Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin(1)			0081	117,000	1.a
b. Interest-bearing balances(2)			0071	14,872,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	38,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	114,000	3.a
b. Securities purchased under agreements to resell(3)			RCFD B989	12,106,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	22,920,000			4.b
c. LESS: Allowance for loan and lease losses	3123	59,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	22,861,000	4.d
5. Trading assets (from Schedule RC-D)			3545	3,591,000	5
6. Premises and fixed assets (including capitalized leases)			2145	57,000	6
7. Other real estate owned (from Schedule RC-M)			2150	3,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	51,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,449,000	11
12. Total assets (sum of items 1 through 11)			2170	59,259,000	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

 FFIEC 031
Page 16a of 72
RC-1a

DEUTSCHE BANK TRUST COMPANY AMERICAS

Legal Title of Bank

FDIC Certificate Number: 00623

Schedule RC—Continued

Dollar Amounts in Thousands			RCFD	Tril / Bil / Mil / Thou
Liabilities
13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	26,319,000	13.a
(1) Noninterest-bearing(1)	6631	19,022,000			13.a.1
(2) Interest-bearing	6636	7,297,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	12,242,000	13.b
(1) Noninterest-bearing	6631	8,538,000			13.b.1
(2) Interest-bearing	6636	3,704,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices(2)			B993	8,306,000	14.a
			RCFD
b. Securities sold under agreements to repurchase(3)			B995	0	14.b
15. Trading liablities (from Schedule RC-D)			3548	118,000	15
16. Other borrowing money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	1,268,000	16
17. and 18. Not applicable
19. Subordinated notes and debentures(4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	2,011,000	20
21. Total liabilities (sum of items 13 through 20)			2948	50,264,000	21
22. Not applicable

(1)
Includes noninterest-bearing demand, time, and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

 FFIEC 031

RC-2

DEUTSCHE BANK TRUST COMPANY AMERICAS

Legal Title of Bank

FDIC Certificate Number: 00623

	RCFD	Tril / Bil / Mil / Thou
Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	594,000	25
26. a. Retained earnings	3632	6,005,000	26.a
b. Accumulated other comprehensive income (5)	B530	34,000	26.b
c. Other equity capital components (6)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,760,000	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	235,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	8,995,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	59,259,000	29

Memoranda
To be reported with the March Report of Condition.
	RCFD	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012	6724	1	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

	RCON	MM / DD
To be reported with the March Report of Condition.
2. Bank's fiscal year-end date	8678	12/31	M.2

(5)
Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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  Exhibit 7.2
SIGNATURE
  FFIEC 031 Page 16 of 72 RC-1
  FFIEC 031 Page 16a of 72 RC-1a
  FFIEC 031 Page 17 of 72 RC-2